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                                                                    EXHIBIT 3(a)

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                           CLECO UTILITY GROUP INC.
                         (Formerly Cleco Corporation)

                                 JULY 1, 1999
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                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           CLECO UTILITY GROUP INC.
                         (formerly Cleco Corporation)

STATE OF LOUISIANA
PARISH OF RAPIDES

     BE IT KNOWN, that on this 17th  day of June, 1999,

     BEFORE ME, the undersigned authority, a Notary Public, duly commissioned and qualified in and for the aforesaid Parish and State, personally came and appeared David M. Eppler and Michael P. Prudhomme, persons of the full age of majority, who declared unto me, Notary, in the presence of the undersigned competent witnesses, that they are the President and Chief Operating Officer and the Secretary-Treasurer, respectively, of Cleco Corporation, a Louisiana corporation (the "Corporation"), and that, availing themselves of the provisions of the Louisiana Business Corporation Law, and pursuant to the written consent of the sole shareholder, that they have executed for filing the hereinbelow Amended and Restated Articles of Incorporation of the Corporation, further declaring:

1. That the restatement accurately copies the articles and all amendments thereto in effect at the date of the restatement without substantive change except as made by any new amendment or amendments contained in the restatement;

2.   That each amendment has been effected in conformity with law;

3. That the Amended and Restated Articles of Incorporation of the Corporation (the "Articles"), dated July 24, 1989, as amended on April 1, 1991, May 8, 1991, April 24, 1992, April 24, 1998 and April 23, 1999, are hereby superseded, and restated as follows:

                                   ARTICLE 1

     The name of the Corporation is hereby declared to be Cleco Utility Group
Inc.

                                   ARTICLE 2

     The objects and purposes for which the Corporation is formed is to engage in any lawful activity for which corporations may be formed under the Louisiana Business Corporation Law.

                                   ARTICLE 3

     The duration of the Corporation shall be perpetual.

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                                   ARTICLE 4

     The location and post office address of the registered office of the Corporation is hereby fixed, until changed by action of the board of directors as permitted by law, at 2030 Donahue Ferry Road, City of Pineville, State of Louisiana, 71360.

                                   ARTICLE 5

     Until the further action of the board of directors as permitted by law, the resident agents of the Corporation shall be Gregory L. Nesbitt, whose post office address is 2030 Donahue Ferry Road, Pineville, Louisiana, 71360 and David
M. Eppler, whose post office address is 2030 Donahue Ferry Road, Pineville, Louisiana, 71360.

                                   ARTICLE 6

     Section 1.  The authorized capital stock of the Corporation is hereby fixed
     ---------
at $324,190,000, which shall be divided into and represented by 1,491,900 shares of Preferred Stock of the par value of $100 per share ("$100 Preferred Stock"), 3,000,000 shares of Preferred Stock of the par value of $25 per share ("$25 Preferred Stock") and 50,000,000 shares of Common Stock of the par value of $2 per share ("Common Stock").


     Section 2.  Without necessity of action by the shareholders, authorized
     ---------
shares of capital stock may be issued by the Corporation, from time to time, for such consideration, either cash and/or property and/or good will, as may be fixed, from time to time, by the board of directors, but shares of capital stock shall not be issued for less than the par value thereof, and any and all such shares so issued, if the full consideration so fixed, whether cash and/or property and/or good will, has been paid and delivered to the Corporation therefor shall be deemed full-paid stock and not liable to any further call or assessment and the holder or holders of such shares and/or stock certificates shall not be liable for any further payment thereon.

     Section 3.  The shares of Preferred Stock may be divided into and issued in
     ---------
series, from time to time, as herein provided. The designations, preferences, limitations and relative rights of each series of Preferred Stock, and variations in relative rights and preferences may be determined from time to time by the board of directors of the Corporation, who shall have the authority under Section 24 of the Louisiana Business Corporation Law to amend these articles of incorporation to fix any such matters.

     Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock.

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     Section 4.  No holder of shares of Common Stock or of any series of
     ---------
Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares, of any class, series or kind whatsoever, whether now or hereafter authorized and whether issued for cash, property, services, by way of dividends, or otherwise.

     Section 5.  All shares of capital stock and certificates therefor upon
     ---------
payment of any transfer taxes required shall be transferable on the books of the Corporation, and no transfer shall be binding on or have any effect upon the Corporation unless and until made upon the books of the Corporation.

                                   ARTICLE 7

     Section 1.  All of the corporate powers of the Corporation shall be vested
     ---------
in and exercised by, and the business and affairs of the Corporation shall be managed by, a board of directors which shall consist of not less than three or more than 13 directors.

     Section 2.  The board of directors shall have authority to make and alter
     ---------
bylaws not inconsistent with law or these articles of incorporation, subject to the power of the shareholders to change or repeal the bylaws so made, including the right to make and alter bylaws fixing their number within said limits prescribed in section 1 of this article and fixing or increasing their compensation. The board of directors, without necessity of action by the shareholders, shall have authority in connection with the issuance and sale of any stock or securities of the Corporation to grant to the holders thereof the right to convert, upon such terms and conditions as the board of directors may deem expedient, the principal thereof into shares of any class issued or to be issued by the Corporation. The board of directors shall also have and exercise all other powers, not inconsistent with these articles of incorporation, now or hereafter by law conferred upon or permitted by law to be conferred upon boards of directors of similar corporations and the members of the board of directors shall have and exercise all rights, power and duties (not inconsistent with these articles of incorporation) and shall be entitled to all immunities now or hereafter granted or permitted by law.

     Section 3.  Except as specially provided and required to the contrary by
     ---------
law, no notice of the holding of any meeting of either shareholders or directors need state the objects or purposes thereof or the nature of the business to be transacted thereat and, except as otherwise specially provided by law or these articles of incorporation, any and all matters and things may be submitted to and acted upon and any business transacted at any meeting.

     Section 4.  The annual meeting of the shareholders for the election of
     ---------
directors and the transaction of such other business as may be submitted for consideration by the shareholders shall, until otherwise fixed by the bylaws or by the board of directors, be held in Pineville, Louisiana, on the third Friday after the first Monday in April of each year. Notice of the annual meeting of the Corporation, unless waived in writing, shall be given personally to the

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shareholders entitled to vote thereat by depositing in the United States Post
Office at least 15 days before such meeting a notice of the holding thereof, enclosed in a postpaid wrapper addressed to each such shareholder at the last address furnished to the Corporation by said shareholder and, in the event that no address be furnished, then addressed "General Delivery" at the place where such meeting is to be held. Special meetings of the shareholders may be held on giving at least five days' notice of the holding of such meeting to the shareholders entitled to vote thereat, said notice to be given in the same manner as for the holding of the annual meeting. At all meetings of the shareholders the majority of votes cast, in person or by written proxy, shall, except as otherwise provided by law, these articles of incorporation or the bylaws, decide all questions. The failure to hold an annual meeting to elect directors shall not dissolve the Corporation, but the directors and officers then in office shall remain as such until their successors shall be elected and qualified.

     A special meeting of the shareholders of the Corporation proposed to be called by a shareholder or shareholders of the Corporation may be called at any time in the manner provided by the bylaws of the Corporation upon the written request of the holder or holders of not less than a number of shares entitled to vote thereat conveying fifty-one percent (51%) of the vote entitled to vote thereat.

     Section 5.  In accordance with Section 76 of the Louisiana Business
     ---------
Corporation Law, the shareholders of the Corporation may act by written consent without a meeting if executed by shareholders holding that proportion of the total voting power on the question which is required by these articles of incorporation or by law, whichever requirement is higher.

     Section 6.  A quorum of the board of directors for the transaction of any
     ---------
and all business, except where specially provided by law to the contrary, shall consist of a majority of the whole board, and except as specially provided by law to the contrary, a majority of votes cast shall control.

     Section 7.  The board of directors shall not have power or authority to
     ---------
declare vacant the office of a director because of his absence from the State of Louisiana continuously for a period of six months or more without leave granted by the board.

     Section 8.  A director or officer of the Corporation shall not be
     ---------
personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation, except that this section shall not eliminate or limit the liability of a director or officer of the Corporation for:

     (a) any breach of the director's or officers' duty of loyalty to the Corporation or its shareholders;

     (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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     (c)  liability under Section 92(D) of the Louisiana Business Corporation
          Law; or

     (d) any transaction from which the director or officer derived an improper personal benefit.

     The foregoing shall not eliminate or limit the liability of a director or officer of the Corporation for any act or omission occurring prior to the date when the foregoing becomes effective as a part of the articles of incorporation of the Corporation. If the Louisiana Business Corporation Law is amended after approval by the shareholders of the Corporation of the foregoing paragraph to authorize action further eliminating or limiting the personal liability of directors or officers of the Corporation, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of the foregoing paragraph shall not impair any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 8

     The board of directors shall, except as otherwise provided in these articles of incorporation, elect a president, a secretary and a treasurer. The bylaws may provide for a chairman of the board of directors who shall have such powers and authority as may be determined by the board of directors. The board of directors shall also have the power to elect one or more vice presidents and one or more assistant secretaries and one or more assistant treasurers, and such other officers and agents with such titles, powers and authority as it may, from time to time, deem proper and advisable. The board of directors may combine in one person any two offices except president and vice president.

                                   ARTICLE 9

     The Corporation claims and shall have the benefit of the provisions of
Section 161 of the Louisiana Business Corporation Law.

                                  ARTICLE 10

     If, at any time, the Corporation should own wasting assets intended for sale in the ordinary course of business, or shall own property having a limited life, it may pay cash dividends from the net profits arising from such assets without deduction for depreciation or depletion of assets thereby sustained. The Corporation may also pay cash dividends out of paid-in surplus.

                                  ARTICLE 11

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     From time to time or at any time or times, if and when authorized by resolution adopted by the board of directors of the Corporation by the affirmative vote of at least two-thirds of the entire membership of the board of directors cast in person or by written proxy at any meeting thereof and for such consideration and on such terms and conditions as may be fixed by said board, in its discretion, in said resolution, the Corporation may, from time to time, sell, lease, exchange or otherwise dispose of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights. Such sale or sales, lease or leases, exchange or exchanges or other dispositions need not be either previously authorized or subsequently approved by the shareholders. Provided, however, that in the event such sale or sales, lease or leases, exchange or exchanges or other dispositions of all or any part or parts of the assets of the Corporation, including its good will, franchise and/or other rights, be proposed to be made either in whole or in part in exchange for or in consideration of shares and/or securities of another corporation, domestic or foreign, exclusive of vendor's lien notes or bonds secured by the property involved, then such sale, lease, exchange and/or other disposition must be previously authorized not only by the affirmative vote of at least two-thirds of the entire membership of the board of directors, as above set forth, but also by the affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of the shareholders. Anything in these articles of incorporation to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called and at said meeting said shareholders, by said vote, shall have the right and power not only to approve the terms and conditions of and consideration for said proposed sale, lease, exchange or other disposition, or disapprove same, but also either to fix the consideration for and the terms and conditions of the same or to delegate such power to the board of directors with full power in said board of directors to act thereafter without the calling of a subsequent meeting of the shareholders.

                                  ARTICLE 12

     Except as specially provided to the contrary by law or by these articles of incorporation, and except as these articles of incorporation provide for their amendment by the board of directors of the Corporation, these articles of incorporation may be amended, including increasing and/or decreasing the capital stock of the Corporation, by an affirmative vote of the holders of a majority of the capital stock of the Corporation then outstanding, said vote by said shareholders to be cast at a meeting of the shareholders to be called in the manner and with the delay as set forth hereinabove for the calling of the annual meeting of shareholders. Anything in these articles of incorporation to the contrary notwithstanding, the notice to be given to the shareholders of the holding of said meeting shall contain a brief statement of the purpose for which the meeting is called.

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     THUS DONE AND PASSED, in multiple originals, on the day, month and year herein first above written, in the presence of _________________________ and _________________________, competent witnesses of lawful age and domiciled in the state and parish aforesaid, who hereunto sign their names with the said appearers and me, notary, after due reading of the whole.


WITNESSES:


________________________                           _______________________
                                                   David M. Eppler

________________________                           _______________________
                                                   Michael P. Prudhomme


                           _________________________
                                 NOTARY PUBLIC

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